UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006.

ANDRESMIN GOLD CORPORATION (Exact name of registrant as specified in its chapter)

Montana (State or other jurisdiction of incorporation	000-33057 (Commission File Number)	84-1365550 (IRS Employer Identification No.)

Calle Jose Gonzales, 671-675 Miraflores, Lima 18, Peru (Address of principal executive offices)	Lima 18 (Zip Code)

Registrant's telephone number, including area code 51-1-242-5502

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CRF 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 17, 2006, Andresmin Gold Corporation (the “Company”) dismissed Ernst & Young LLP as the principal independent accountant of the Company.  The Board of Directors of the Company authorized the dismissal of Ernst & Young LLP on February 17, 2006.

During the Company's most recent fiscal year preceding the dismissal of Ernst & Young LLP there were no disagreements with Ernst & Young LLP which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its reports.  Ernst & Young LLP as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  The audit opinions were modified to contain a going concern qualification during the Company’s most recent fiscal year.

On February 17, 2006, the board of directors of the Company approved and authorized the Company to engage Jewett, Schwartz & Associates of 2514 Hollywood Blvd., Suite 508, Hollywood, FL  33020, as the principal independent registered public accountant for the Company.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1	Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

June 19, 2006

ANDRESMIN GOLD CORPORATION

By:

/s/ Ian Brodie

Name:

Ian Brodie

Title:

Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
16.1	Letter on Change in Certifying Accountant	4